UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2007

Icahn Enterprises L.P.
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(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY 10153
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

American Real Estate Partners, L.P.
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.03.

The depositary units and the 5% cumulative pay-in-kind redeemable preferred units of Icahn Enterprises L.P. (the “Company”) are listed on the New York Stock Exchange (the “NYSE”). On August 8, 2006, the Securities and Exchange Commission approved amendments to Rule 501.00 DRS Participation of the NYSE Listed Company Manual, which requires securities listed on the NYSE to be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Exchange Act. A Direct Registration Program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical certificate. Investors receive annual statements from the issuer indicating their holdings. The rule change does not require issuers to actually participate in a Direct Registration Program or to eliminate physical certificates. However, the change requires that listed securities be eligible for such a program. The Company has until December 31, 2007 to amend its Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), with the rule change. Therefore, on December 17, 2007, the Board of Directors of Icahn Enterprises G.P. Inc., the general partner of the Company, pursuant to Sections 14.01(f)(iii) and (iv) of the Partnership Agreement, amended Section 9.01 of the Company’s Partnership Agreement in its entirety to permit a Direct Registration Program.

A copy of the Partnership Agreement, as amended, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01(d) Exhibits
Exhibit Index

99.1 Amended and Restated Agreement of Limited Partnership of Icahn Enterprises L.P., as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc.
its General Partner

By:	Andrew R. Skobe
Andrew R. Skobe
Principal Financial Officer

Date: December 21, 2007